Exhibit 10.7

UNITED THERAPEUTICS CORPORATION
GRANT NOTICE FOR 2026 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNITS
FOR EMPLOYEES

(Performance Vesting)
FOR GOOD AND VALUABLE CONSIDERATION, United Therapeutics Corporation (the “Company”), hereby grants to Participant named below the restricted stock units (the “Award”) with respect to the number of shares of its par value common stock (the “Shares”), that are covered by this Award, as specified below, subject to the conditions set forth in this Grant Notice, the United Therapeutics Corporation 2026 Stock Incentive Plan (the “Plan”), and the Standard Terms and Conditions for Employees (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Number of Shares Covered by Restricted Stock Units Pursuant to this Award:
Vesting Schedule:
By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions. Such acceptance shall be effected by such method(s) as determined by the Company, which may include acceptance by electronic means.

Adopted by the Compensation Committee on July 21, 2026

UNITED THERAPEUTICS CORPORATION
STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
FOR EMPLOYEES

(Performance Vesting)
These Standard Terms and Conditions for Employees (these “Standard Terms and Conditions”) apply to the Award (as defined below) of restricted stock units granted to an employee of the Company (as defined below) pursuant to the United Therapeutics Corporation 2026 Stock Incentive Plan (the “Plan”), which are evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.TERMS OF AWARD
United Therapeutics Corporation (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of Restricted Stock Units (the “Award”) specified in the Grant Notice. Each Restricted Stock Unit represents the right to receive one share of the Company’s par value common stock (the “Shares”), upon the terms and subject to the conditions of the Grant Notice, these Standard Terms and Conditions, as amended from time to time, and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary or Affiliate of the Company.
2.VESTING OF AWARD
The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice. The vesting period of the Award may be adjusted by the Administrator to reflect the decreased level of employment during any period in which the Participant is on an approved leave of absence or is employed on a less than full time basis, subject to the requirements of Section 409A of the Code.
Notwithstanding anything contained in these Standard Terms and Conditions to the contrary:
A.If the Participant’s Termination of Employment is by reason of death or Disability, the Award shall fully vest.
B.If the Participant’s Termination of Employment is for any reason other than death or Disability, any portion of the Award that is not vested at the time of such

Termination of Employment (after taking into account any accelerated vesting under Section 3 or Section 5 below or any other agreement between the Participant and the Company) shall be forfeited and canceled as of the date of such Termination of Employment.
C.If the employment agreement between the Participant and the Company permits the Participant to become a senior advisor to the Company and fully vest in the Award, then the Participant’s service as a senior advisor to the Company shall be treated as continued employment for purposes hereof, and the Participant’s Termination of Employment shall occur at the termination of such senior advisor status.
3.CHANGE IN CONTROL

Notwithstanding any other provision in the Plan or these Standard Terms and Conditions to the contrary, the Award shall fully vest (a) upon a Change in Control if the Award is not assumed by, or a substitute award granted, in connection with such Change in Control; or (b) upon a Qualifying Termination of the employment of the Participant within twelve (12) months following a Change in Control if the Award is assumed, or a new award substituted, in connection with the Change in Control. If so determined by the Committee or the Board, in connection with a Change in Control, all or a portion of the Award may be canceled in connection with the Change in Control for a cash payment equal to the per-Share payment in connection therewith.

4.SETTLEMENT OF AWARD

The vested portion of the Award shall be settled by the delivery to the Participant or a designated brokerage firm of one Share per vested Restricted Stock Unit as soon as reasonably practicable following the vesting of the Award, and in all events no later than March 15 of the year following the year of vesting (unless earlier delivery is required by Section 409A of the Code or delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code).
5.VESTING ACCELERATION

Where the Plan, these Standard Terms and Conditions, or any employment agreement to which the Participant is a party, provides for the acceleration of the vesting of the Award prior to the end of the relevant performance period (in connection with a Change in Control, a Termination of Employment, or otherwise), the number of shares subject to such Award, upon such acceleration, shall be determined assuming the relevant performance criteria were met at the “Target” level of performance. The remaining unvested portion of the Award, following such acceleration, shall automatically be forfeited upon the applicable Termination of Employment, consummation of the Change in Control, or occurrence of such other event.
6.RESTRICTIONS ON RESALES OF SHARES ACQUIRED PURSUANT TO SETTLEMENT OF THE AWARD
The Company may impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued as a result of the settlement of the Award, including without limitation (a) restrictions under an insider trading policy; (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other participants; and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
7.INCOME TAXES

The Company shall not deliver Shares in respect of the vesting of the Award unless and until the Participant has made arrangements satisfactory to the Administrator to satisfy applicable withholding tax obligations. The Company may withhold Shares issuable in connection with the vesting or settlement of the Award (provided that Shares may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company) to pay the minimum required withholding taxes unless the Participant pays the withholding tax obligations to the Company by cash or check. The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the vesting or settlement of the Award from any amounts payable by it to the Participant (including, without limitation, future cash wages).

8.NON-TRANSFERABILITY OF AWARD
Except as permitted by the Administrator or as permitted under the Plan, the Participant may not assign or transfer the Award to anyone other than by will or the laws of descent and distribution. The Company may cancel the Participant’s Award if the Participant attempts to assign or transfer it in a manner inconsistent with this Section 8.
9.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded (provided that, if the Participant is party to an employment agreement with the Company that specifically addresses treatment of restricted stock units, such employment agreement shall control except as otherwise provided herein).
10.LIMITATION OF INTEREST IN SHARES SUBJECT TO AWARD
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any Shares allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such Shares, if any, as shall have been issued to such person upon settlement of the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s service nor limit in any way the Company’s right to terminate the Participant’s service at any time for any reason.
11.CLAWBACK
The Award and any shares of Common Stock received upon settlement of the Award, or proceeds received upon sale of shares resulting from settlement of the Award, will be subject to recoupment in accordance with any clawback policy adopted by the Company. By accepting the Award, the Participant is agreeing to be bound by any such clawback policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion.
12.GENERAL
In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction, or effect.
These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.
These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.
13.ELECTRONIC DELIVERY
By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, the Award and the Shares via Company web site or other electronic delivery.
14.DEFINITIONS
A.    “Good Reason” means any of the following actions upon or after a Change in Control, without the Participant’s express prior written approval, other than due to the Participant’s Disability or death: (i) (a) an adverse change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) from the Participant’s status, title, position, or responsibilities as in effect immediately prior to the Change in Control; (b) the assignment to the Participant of any duties or responsibilities which are inconsistent with the Participant’s status, title, position, or responsibilities as in effect immediately prior to the Change in Control; or (c) any removal of the Participant from or failure to reappoint or reelect the Participant to any of the offices or positions held by the Participant immediately prior to the Change in Control, except in the case of (a), (b), or (c) in connection with the termination of the Participant’s employment for Cause, as a result of the Participant’s Disability or death, or by the Participant other than for Good Reason; (ii) a reduction in the Participant’s base salary or any failure to pay the Participant any compensation or benefits to which the Participant is entitled within five (5) days of the date due; (iii) a reduction in the Participant’s annual cash bonus opportunity or equity-type incentive opportunity; (iv) the Company requiring the Participant to relocate to any place outside a fifty (50) mile radius of the location serving as the Participant’s principal work site immediately prior to the Change in Control, except for reasonably required travel on the business of the Company or an Affiliate which is not materially greater than such travel requirements in effect immediately prior thereto; (v) the failure by the Company to continue in effect employee benefits for the Participant no less favorable in the aggregate as in effect immediately prior to the Change in Control; or (vi) any material breach by the Company of any provision of an agreement between the Company and the Participant. With respect to (i) through (vi) above, Good Reason shall not be deemed to have occurred unless the Participant shall have notified the Company in writing of his or her intent to resign for Good Reason within thirty (30) days following occurrence of the event constituting Good Reason and the Company shall not have cured the grounds for Good Reason within five (5) days following the provision of such notice.
B.     “Qualifying Termination” means termination of the Participant’s employment by the Company without Cause or resignation by the Participant for Good Reason.